EXHIBIT 23.4


                     [JONES, WALKER, WAECHTER, POITEVENT,
                     CARRERE & DENEGRE, L.L.P. LETTERHEAD]


                                       August 11, 1998

McMoRan Exploration Co.
McMoRan Oil & Gas Co.
1615 Poydras Street
New Orleans, LA  70112

            RE:   Registration Statement on Form S-4
                  McMoRan Exploration Co.

Ladies and Gentlemen:

      We consent to the reference to us in the prospectus forming a part of the captioned Registration Statement under the captions "The Mergers--Federal Income Tax Consequences of the Mergers" and "Legal Matters" as counsel to McMoRan Exploration Co. and McMoRan Oil & Gas Co. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                       Yours very truly,

                                       /s/ Jones, Walker, Waechter, Poitevent,
                                       Carrere & Denegre L.L.P.